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Exhibit  99.1


GOAMERICA  STRENGTHENS  MANAGEMENT  STRUCTURE  AND  BOARD  OF  DIRECTORS

-Company  Names  Dan  Luis  CEO-

--Founder, Aaron Dobrinsky, Assumes Role of Executive Chairman to Focus on Strategic Initiatives--

Hackensack, NJ - January 9, 2003 - GoAmerica, Inc. (NASDAQ: GOAM), a leading wireless data solutions provider, today named Dan Luis chief executive officer. In this role, Luis is responsible for setting the priorities, pace, and goals for the company as well as managing day-to-day operations. Luis will also join GoAmerica's board of directors. Aaron Dobrinsky, wireless industry veteran and GoAmerica's founder, will remain as executive chairman of the board of directors. As such, he will focus on bringing increased value to GoAmerica stockholders through continued strategic initiatives such as the recent alliance with EarthLink. Also announced today is the appointment of high tech and business veteran King R. Lee, 62, to GoAmerica's board of directors.

Luis, 36, becomes CEO as GoAmerica focuses on extending its five-quarter track record of increased margins and reduced cash burn. Luis, who became president and COO of GoAmerica in May 2002, was tasked with leading the company's operations through a refinement of its strategy and the implementation of a comprehensive strategic alliance with EarthLink (NASDAQ: ELNK).

"Today's news represents a milestone in the strategic re-focusing of the company as outlined late last year," said Dobrinsky. "In strengthening our board and appointing Dan as CEO, we are maintaining our commitment to leadership in the wireless data industry. Since assuming the role of president in May, Dan has shown a passion for the company and has demonstrated a results-oriented leadership style. Dan's focus on operational efficiency and a dedication to the refinement of our business model makes him a strong complement to our leadership team and a key ingredient in achieving the promise of GoAmerica's future."

"I am energized by the potential I see before us and am excited to take on a greater role leading GoAmerica through this pivotal time," said Luis. "Our primary objective is to build our company profitably and we continue to take the prudent steps necessary to achieve this goal. GoAmerica's strengths in technology and distribution enable us to grow our business very efficiently. As we enter 2003, GoAmerica is poised to capture the potential it has envisioned for so long and I am honored that Aaron and the rest of the board have invited me to help lead the company into its future."

"Also today, we welcome King R. Lee to our board of directors," continued Dobrinsky. "A true business veteran, Lee has played a pivotal role in forming and growing over a dozen technology companies and brings a wealth of corporate finance and management expertise to our team."

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"I am pleased to join the board and look forward to working with Dan as he takes on this expanded leadership role with the company," said Lee. "I feel strongly that Dan possesses the talents necessary to successfully execute GoAmerica's strategic plan, allowing Aaron to shift his focus from day-to-day management of operations to the evolution of GoAmerica's long term financial and strategic objectives."

Dan Luis's and King R. Lee's appointments to the board are effective immediately. They will be replacing Brian Bailey and Adam Dell who recently resigned from GoAmerica's board.

ABOUT  DAN  LUIS
Luis first joined GoAmerica in 2000 when Wynd Communications, which he co-founded, was acquired by GoAmerica. Since that time, Luis has taken on various management positions within the company, including his most recent role as president and COO for which he relocated from GoAmerica's West Coast office to its headquarters in New Jersey.

In 1994, Luis was one of four founding members of Wynd and served as its vice president of business development until 1998 when he became Wynd's president and CEO. During his tenure, Luis successfully restructured Wynd's operations, turning it in to the fastest growing and largest provider of wireless data services to people who are deaf or hard of hearing. He also established a track record for delivering value-added services to customers while improving customer retention and growing Wynd's average revenue per user and gross margins.

Prior to Wynd, Luis held sales, marketing and management positions at Contel of California, a telecommunications company and CallAmerica, a value-added business telecommunications service provider. Luis holds Bachelor of Science and Master of Business Administration degrees from California Polytechnic State University.

About  King  Lee

King R. Lee's background includes an impressive track record of increasing shareholder value for several public and private companies. Lee served as CEO of Quarterdeck Corporation, a publisher of utility, PC communication and Internet software, where he oversaw the restructuring of the company's worldwide operations, leading to an increase in the company's market capitalization from $50 million to over $500 million. Prior to that, Lee helped co-found Wynd Communications in 1994 and served as CEO and chairman of the company's board until 1998. Lee continued to serve as a director on Wynd's board until the company was acquired by GoAmerica in 2000. Lee also served as CEO of XTree Company, a publisher of file management and network software products. During his tenure at XTree, the company grew 1,700% and was eventually sold to Symantec (NASDAQ: SYMC).

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Lee's  background  also includes a highly successful career in consumer products with experience at General Mills, Inc. and Lever Brothers where he marketed products both nationally and internationally. Currently, Lee serves as a director for a number of private technology companies. Lee has also served on and as an advisor to the boards of directors of several other high tech businesses, both public and private.


About  GoAmerica

GoAmerica, Inc. is a leading wireless data and Internet solutions provider based in Hackensack, NJ. GoAmerica enables its individual and business subscribers to access remotely corporate databases and intranets, email and the Internet by delivering its proprietary technology through a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center, GoAmerica offers its subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, and subscriber service support. For more information, call 888-462-4600 or visit http://www.goamerica.net.

This news release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully implement our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to leverage strategic alliances to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) our ability to manage expanded operations; (xi) our ability to divest our CDPD subscribers in a timely manner to EarthLink; and (xii) our estimate of our ability to fund our operating needs through available cash reserves. As a result of such risks and others expressed from time to time in our filings with the Securities and Exchange Commission, our actual results may differ materially from the results discussed in or implied by the forward-looking statements contained herein.

"GoAmerica," "Go.Web," "Mobile Office" and "OnPrem" are trademarks or service marks of GoAmerica, Inc. Other names may be trademarks of their respective owners.


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